EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2003 (except Note 14, as to which the date is March 5, 2003) in the Amendment No. 1 to the Registration Statement (Form S-1) (333-110581) and the related Prospectus of Point Therapeutics.

/S/    ERNST & YOUNG LLP

Boston, Massachusetts

December 15, 2003